UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

SUMMIT GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51091	20-0781155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

54 Boulevard
Kenilworth, New Jersey		07033
(Address of Principal Executive Offices)		(Zip Code)

(908) 497-0280
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to senior secured credit facility and restructuring of convertible notes, and private placement of convertible notes.

On May 21, 2007, we completed a restructuring of our credit facilities and a financing. The restructuring and financing included (i) an amendment of our existing $65 million senior secured credit facility, (ii) a restructuring of our $65 million senior secured convertible notes and warrants, (iii) a private placement of senior secured convertible notes and warrants resulting in $15 million in new money from the existing convertible note holders and certain members of management, and (iv) a waiver of certain accrued registration rights penalties resulting from our failure to timely register for resale certain of our securities. These transactions were intended to better align our financial and other obligations with our expected revenue levels and SEC reporting requirements, and to enable us to invest in certain strategic growth strategies, Sarbanes-Oxley compliance requirements, and other business initiatives.

Amendment of Senior Secured Credit Facility.

In connection with the restructuring, the lenders waived all existing events of default and reset the financial covenants under the credit facility for 2007 to align them with our expected financial performance. In exchange, we paid our senior lenders $265,000 and increased the interest rate on the senior secured credit facility. Specifically, we amended the senior secured credit facility to increase the applicable margins by 0.50% . Under the amended senior secured credit facility the applicable margins per annum on LIBOR rate loans now range from 3.75% to 5.25% and for reference rate loans from 2.75% to 4.25% subject to the condition that the applicable margin will not be less than 5.25% during the period from May 21, 2007 until we deliver the consolidated financial statements for the fiscal quarter ending December 31, 2007. Furthermore, we agreed that the senior secured lenders have no further obligation to make any revolving loans to us under the revolving loan facility, except at their discretion.

Restructuring of Secured Convertible Notes and Warrants.

As part of the restructuring, we exchanged our existing convertible notes for amended and restated notes and restructured the accompanying warrants. The convertible note holders (i) waived all existing events of default, (ii) reset the financial covenants under the convertible notes for 2007 to align them with our expected financial performance, (iii) accepted additional convertible notes in lieu of default interest and (iv) agreed to defer approximately $8 million in interest payments for five consecutive quarters. In exchange, we (i) reduced the conversion price of our convertible notes, (ii) reduced the exercise price of our warrants and (iii) increased the interest rate on our convertible notes. The restructured convertible notes issued to the convertible note holders included in the principal face amount the original principal amount, the additional amount sold in the private placement, the default interest amount and the registration rights default amount.

After the restructuring, the convertible notes are convertible at the option of the holder into shares of our common stock at an initial conversion price equal to $5.50 per share (subject to adjustment), instead of $11.00 per share prior to the restructuring, and the warrants are exercisable at anytime prior to November 8, 2011 at an initial exercise price equal to $5.50 per share (subject to adjustment), instead of $11.00 per share prior to the restructuring. The convertible notes bear interest at a rate per annum equal to LIBOR plus the applicable margin then in effect. As of May 21, 2007, the applicable margins on the convertible notes range from 3.50% to 4.50% per annum subject to the condition that the applicable margin shall not be less than 4.50% during the period from November 8, 2006 until the financial statements are delivered to the applicable holder for the period ended December 31, 2007. Further, the interest payment on the convertible notes for the five (5) consecutive calendar quarters commencing on the quarter ended June 30, 2007 is not payable until the earlier of the maturity date, November 8, 2011, or the date on which the notes are converted into our common stock.

Private Placement of Convertible Notes.

Additional Principal of Restructured Convertible Notes.To raise working capital, in connection with the restructuring we also completed a private placement of senior secured convertible notes and warrants resulting in $15 million in new money from the existing convertible note holders and certain members of management. Of the $15 million in convertible notes, we sold $12.5 million to existing convertible note holders. A portion of this $12.5 million was added pro rata to the principal amount of each holders restructured convertible note. In connection with the sale of the convertible notes we issued new warrants (exercisable for up to 50% of the number of shares of common stock issuable upon conversion of the notes), which have substantially the same terms as the restructured warrants.

An aggregate default interest payment of $400,833 in connection with a failure to deliver timely our quarterly financial statements was added pro rata to the principal amount of the convertible notes in lieu of paying such interest in cash.

New Convertible Notes. We sold $2.5 million of the $15 million additional convertible notes and warrants on substantially the same terms, to members of our management. We may also issue up to $2.0 million of additional convertible notes and warrants to certain of our professionals in satisfaction of fees that we owe them. The new convertible notes are convertible at the option of the holder into shares of our common stock at an initial conversion price equal to $5.50 per share (subject to adjustment) and the new warrants, which are exercisable until November 8, 2011 at an initial exercise price equal to $5.50 per share (subject to adjustment). The new convertible notes bear interest at a rate per annum equal to LIBOR plus the applicable margin then in effect. As of May 21, 2007, the applicable margins on the restructured convertible notes per annum range from 3.50% to 4.50% subject to the condition that the applicable margin shall not be less than 4.50% during the period from May 21, 2007 until the financial statements are delivered for the quarter ended December 31, 2007. Further, the interest payment on the new convertible notes for the five (5) consecutive calendar quarters commencing on the quarter ended June 30, 2007 is not payable until the earlier of the maturity date, May 21, 2012 for the new convertible notes, or the date on which the notes are converted into our common stock.

We may redeem all or any portion of the restructured convertible notes and the new notes on or May 21, 2010, if the closing sale price of our common stock is greater than 180% of the conversion price then in effect for each of the previous 20 trading days and certain other conditions are satisfied, as opposed to November 8, 2006 as set out in the original notes.

The convertible notes are secured by substantially all of our assets and are subordinate to our senior secured credit facility.

Waiver of Accrued Registration Rights Penalties.

Convertible Notes and Warrants. In exchange for $2 million of restructured convertible notes, the holders of the convertible notes waived existing penalties pursuant to the registration rights agreement relating to our failure to cause the shares of our common stock underlying the convertible notes and warrants to become registered and extended the deadline for causing such shares to be registered. A portion of this $2 million was added to the principal amount of each holders restructured convertible note. The agreement calls for the Company to file an amended registration statement with the Securities and Exchange Commission within 30 days of the amendment and for the registration statement to become effective within 90 days from the date of filing.

Common Stock and Warrants. In connection with the restructuring, a majority of the holders of the common stock of the Company agreed to waive certain penalties pursuant to the registration rights agreement relating to the Company’s failure to cause certain shares of our common stock and shares of our common stock underlying warrants to become registered and extended the deadline for causing such shares to be registered, in exchange for all of the participants in the Company’s prior private placement of common stock receiving, pro rata, unsecured convertible notes in the aggregate principal face amount of $1 million.

The unsecured convertible notes are convertible at the option of the holder into shares of the Company’s common stock at an initial conversion price equal to $5.50 per share (subject to adjustment). There are no financial covenant requirements and limited reporting requirements in conjunction with the unsecured convertible notes.

The foregoing description of the applicable restructuring agreements is qualified in its entirety by reference to such agreements, which are incorporated herein by reference and attached.

Item 2.03. Creation of Direct Financial Obligations.

The disclosure in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference. These sales were exempt pursuant to exemptions available under Section 4(2) of the Securities of 1933, as amended and Regulation D, Rule 506 promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

            The following exhibits are furnished as part of this report on Form 8-K:

4.13	Waiver and Amendment No. 1 to Warrant issued under Convertible Notes Securities Purchase Agreement.

4.14	Waiver and Amendment No. 1 to Warrant issued under common stock Securities Purchase Agreement.

4.15	Form of Warrant under Convertible Notes Securities Purchase Agreement.

4.16	Form of Amended and Restated Senior Secured Convertible Note.

4.17	Form of Senior Secured Convertible Note.

4.18	Form of Unsecured Convertible Note.

4.19	Waiver and Amendment No. 1 to Registration Rights Agreement under the Securities Purchase Agreement (Notes and Warrants).

4.20	Waiver and Amendment No. 1 to Registration Rights Agreement (common stock and Warrants), dated as of November 8, 2006.

10.45	First Amendment to Security Agreement (Second Lien) made by the guarantors listed therein and Law Debenture Trust Company of New York.

10.46	First Amendment Pledge and Security Agreement made by the pledgors listed therein and Law Debenture Trust Company of New York.

10.47	First Amendment to Guaranty made by the guarantors listed therein and Law Debenture Trust Company of New York.

10.48	Amendment No. 1 to Intercreditor and Subordination Agreement, under Notes Purchase Agreement, by and between Fortress Credit Corp. and the parties listed therein.

10.49	Intercreditor and Subordination Agreement

10.50	Second Amendment to Securities Purchase Agreement (Notes and Warrants) and First Amendment to Joinder Agreement

10.51

Amendment No. 1 Loan Agreement, by and among Maritime Logistics US Holdings Inc. and its subsidiaries as borrowers, the guarantors identified therein, Fortress Credit Corp. as agent, and certain other lenders as set forth therein.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Global Logistics, Inc.
Date: May 24, 2007

/s/ Robert Agresti__________________
Robert Agresti, Chief Executive Officer